FOURTH MODIFICATION AND EXTENSION AGREEMENT

This FOURTH MODIFICATION AND EXTENSION AGREEMENT (the “Agreement”) is made and entered into as of March 12, 2009 by and between Bend Arch Petroleum, Inc., a Texas corporation (the “Company”) and Proco Operating Co., Inc. (the “Note Holder”).

WHEREAS, the Company has previously entered into a promissory note (the “Note”) with the Note Holder dated June 15, 2004; and

WHEREAS, the Company has previously entered into a modification and extension agreement (the “First Extension”) with the Note Holder dated July 25, 2007; and

WHEREAS, the Company has previously entered into a second modification and extension agreement (the “Second Extension”) with the Note Holder dated September 25, 2007; and

WHEREAS, the Company has previously entered into a third modification and extension agreement (the “Second Extension”) with the Note Holder dated March 15, 2008; and

WHEREAS, the Company and the Note Holder desire to extend the term of the Note as set forth in this Agreement (the “Third Extension”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Note Holder agree as follows:

1.	Extension of Term of Note.

The term of the Note is hereby extended and shall be due and payable in full, on or before December 31, 2009.

All other terms and conditions of the Note, the First Extension and the Second Extension remain the same.

IN WITNESS WHEREOF, each of the Company and the Note Holder has caused this Agreement to be executed as of the date first set forth hereinabove.

THE COMPANY:
Bend Arch Petroleum, Inc.

By:	/s/ Charles Bitters
Charles Bitters
Director

NOTE HOLDER:
Proco Operating Co., Inc.

By:	/s/ Johnnie Lee Bitters
Johnnie Lee Bitters
President